UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on October 21, 2013, Microsemi Corporation, a Delaware corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Microsemi, PETT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and Symmetricom, Inc., a Delaware corporation (“Company”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Shares”) at a purchase price of $7.18 per Company Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 28, 2013, (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at 12:00 midnight New York City time at the end of November 25, 2013, and Purchaser has accepted for payment and will promptly pay for all validly tendered Company Shares in accordance with the terms of the Offer.

On November 26, 2013, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into the Company,  with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was governed by Section 251(h) of  the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Parent or Purchaser, which will be canceled and shall cease to exist, and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $7.18, net to the selling stockholder in cash, without interest and less any required withholding taxes. The Company Shares will no longer be listed on the NASDAQ Global Select Market.

Parent is funding the payment of the Company Shares validly tendered and not withdrawn in the Offer and pursuant to the Merger from a combination of Parent’s available cash together with the entire amount available under the Incremental Term Facility, as such term is defined in the Parent’s Current Report on Form 8-K/A filed on October 25, 2013 (the “Form 8-K/A”), with Morgan Stanley Senior Funding, Inc., on the terms and conditions previously disclosed on such Form 8-K/A.

Item 8.01.Other Events.

On November 26, 2013, Parent issued a  press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of October 21, 2013 by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc. (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013).*+

99.1	Press Release issued by Microsemi Corporation on November 26, 2013.

*Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

+ Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: November 26, 2013	By:	/s/ JOHN W. HOHENER
	Name:	John W. Hohener
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of October 21, 2013 by and among Microsemi Corporation, PETT Acquisition Corp. and Symmetricom, Inc. (incorporated by reference to Exhibit 2.1 of Symmetricom Inc.’s Current Report on Form 8-K (File No. 0-02287) filed October 22, 2013).+ *

99.1	Press Release issued by Microsemi Corporation on November 26, 2013.

*Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

+ Previously filed.